Exhibit 10.1

PROMISSORY NOTE

$125,000,002                                    Burlington, MA
March 15, 2016

Nuance Communications, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of Icahn Capital LP (as agent for Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership) (“Icahn”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE HUNDRED TWENTY-FIVE MILLION TWO DOLLARS ($125,000,002.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below on June 13, 2016 (the “Maturity Date”).

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to
2.63515% from and after the date hereof through the Maturity Date. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note. If the date fixed for payment of this Promissory Note is a day that is not a business day, then such payment shall be made on the next succeeding business day with the same force and effect as though made on the date fixed for such payment, and interest shall not accrue for the period after the date originally fixed for payment.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty, upon one (1) business days’ notice to Ichan.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged.

(signature page follows)

NUANCE COMMUNICATIONS, INC.

By:    /s/ Dan Tempesta
Dan Tempesta
Executive Vice President &
Chief Financial Officer

[SIGNATURE PAGE TO NUANCE- ICAHN PROMISSORY NOTE]